EXHIBIT 10.5


                  2007 CONSULTANT STOCK COMPENSATION AGREEMENT
                                      WITH
            MS. FRANCES SALIXALBA - WHITE WILLOW SOFTWARE CONSULTANTS
                               [EGC LITE GAMECARD]


                         CONSULTING & ADVISORY AGREEMENT


         THIS AGREEMENT (the "agreement") is entered into as of 1st March 2007 by and between Electronic Game Card Inc (the "Company") and Ms. Frances Salixalba, (the "Consultant") trading as White Willow Sofware Consultants.

         WHEREAS, the Company is desirous of engaging the Consultant to consult with it in software design and development to support the Company's new product innovations, specifically the development of the "EGC Lite" gamecard.

         NOW  THEREFORE,   in  consideration  of  the  recitals,   promises  and
conditions in this Agreement, the Company and the Consultant agree as follows:

         1.       CONSULTING & ADVISORY SERVICES

         Company hereby retains Consultant to render advice and consulting to the Company to assist the Company to meet its corporate goals in new product development.

         2.       TERM

         The initial term of this consulting Agreement shall be for a period of six (6) months with an option to extend if satisfactory work has been completed. The term of Compensation shall be set out below.

         3.       COMPENSATION OF CONSULTANT

         The Company shall pay the Consultant (pound)80,000 on successful conclusion of the work performed at the enD of the initial term. Any fees to be paid in cash or shares in the Company at the closing market price ruling as of the date of commencement of this contract (Shares to be issued under regulation S-8) as mutually agreed between the parties, which is deemed to be Forty cents ($0.40) per share for a total of Three Hundred Ninety Seven Thousand Five Hundred Fifty Five (397,555) shares.

         4.       RELATIONSHIP OF PARTIES

         For the purposes of the internal revenue code, this Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to act as the agent of the Company except when such authority is specifically delegated to Consultant by


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the  Company.  Subject to the express  provisions  herein,  the manner and means utilized by Consultant are at the discretion of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income.

         5.       CONFIDENTIALITY

         As a condition to the Consultant furnishing information and advice under this Agreement, the Company agrees to treat with the strictest confidence all such information ("Confidential Information") which is furnished to the Company, its directors, officers, employees, attorneys, accountants, advisors, agents and/or other representatives (collectively, "Representatives") by or on behalf of the Consultant or any companies or individuals related to the Consultant. As used herein, the term "Confidential Information" shall also include all analysis, compilations, software or other materials containing or generated from, in whole or in part, information furnished to the Company by or on behalf of the Undersigned, except that information which is public knowledge.

         The Consultant also undertakes that any Confidential Information about the Company, its products or operations of which the Consultant becomes aware during the consultancy will be kept confidential and will not, except as hereinafter provided or as required by applicable law, be disclosed by the Consultant or its Representatives to any person without The Company's prior written consent. At the end of the term the Consultant will promptly return to the Company all documents and Confidential Information, including all copies, reproductions, specifications, summaries, in the possession or control of the Consultant or any of its Representatives. Notwithstanding the return of any Confidential Information, the Consultant will continue to be bound by its obligation of confidentiality and other obligations hereunder.

         6.       NOTICES

         Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be property given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.

         7.       BENEFIT OF AGREEMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrator, executors, successors, subsidiaries and affiliates. This Agreement replaces and supercedes all prior agreements, arrangements and communications whether oral or written between the parties and may not be amended or modified except by written agreement of the parties.

         8.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signature to each counterpart or copy where upon the document and copies of such signature may be transferred to a single document upon the request of any party.


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         9.       ASSIGNMENT

         This Agreement may not be assigned by the Consultant without the prior written consent of the Company.

         10.      TERMINATION

         This agreement can be terminated by the Consultant at will, and at any time during the term of the agreement and any payment due will be reduced pro rata to the verifiable time expended on the project.

         11.      ENTIRE AGREEMENT; MODIFICATIONS

         This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties.

         12.        APPLICABLE LAW

         This Agreement and any dispute, proceedings or claim of whatever nature arising out of, or in conjunction with this Agreement shall be governed by and construed according to the Laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement the day and year first above written.


Electronic Game Card, Inc.                  Ms. Frances Salixalba



By: /s/ Linden J. Boyne                     By: /s/ Frances Salixalba
    ------------------------                    ----------------------
    Linden J. Boyne